FARMER BROS.  CO.  ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 27, 1995
          This proxy is solicited on behalf of the Board of Directors

      The undersigned hereby appoints ROY F. FARMER, GUENTER W. BERGER and LEWIS A. COFFMAN, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Farmer Bros. Co. held of record by the undersigned, at the annual meeting of shareholders to be held on November 27, 1995, and any adjournments thereof.

PROPOSAL

1.    ELECTION OF DIRECTORS    FOR all nominees listed below      WITHHOLD
      AUTHORITY
                     (except as marked to the      to vote for all nominees
                      contrary below)     [  ]     listed below [  ]
______________________________________________________________________________

ROY F. FARMER, ROY E. FARMER, GUENTER W. BERGER, LEWIS A. COFFMAN, CATHERINE
E. CROWE, JOHN M. ANGLIN (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided above.)

2. PROPOSAL TO APPROVE THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. as the independent public accountants of the Company.
      FOR  [  ]          AGAINST   [  ]                ABSTAIN  [  ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
                  (Please sign and date on the reverse side)

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE ABOVE PERSONS AND PROPOSALS.

      You are requested to date and sign this proxy and return it in the enclosed envelope. This proxy will not be used if you attend the meeting and vote in person.

DATED:
SIGNATURE:
SIGNATURE IF HELD JOINTLY

                                                        SHARES OF
                                                        COMMON STOCK

                                                        Note: Please date this
                                                        Proxy and sign it
                                                        exactly as your name
                                                        or names appear
                                                        hereon, and return
                                                        promptly in the
                                                        enclosed envelope.
                                                        Executors,
                                                        administrators,
                                                        trustees, etc., should
                                                        so indicate when
                                                        signing, If the
                                                        signature is for a
                                                        corporation, please
                                                        sign full corporate
                                                        name by authorized
                                                        officer. If shares are
                                                        registered in more
                                                        than one name, all
                                                        holders must sign.

     I will  [  ]  I will not [  ] attend the shareholders annual meeting.

                               Farmer Bros.  Co.
                         20333 SOUTH NORMANDIE AVENUE
                          TORRANCE, CALIFORNIA 90502


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To be Held November 27, 1995


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Farmer Bros. Co. will be held at the main office of the Company located at 20333 South Normandie Ave., Torrance, California, on Monday, November 27, 1995, at 10:00 o'clock a.m., Los Angeles time, for considering and acting upon the following:

1. The election of a board of six directors to serve until the next Annual Meeting or until their successors are duly elected and qualify;

2. Approval of the appointment of Coopers & Lybrand L.L.P. as the independent public accountants of Farmer Bros. Co. for the year ending June 30, 1996; and

3. Any and all other matters that may properly come before the meeting or any adjournment thereof.

Only holders of common stock of record at the close of business on October 20 1995, will be entitled to notice of and to vote at the meeting and any adjournments thereof.

      MANAGEMENT HOPES YOU WILL ATTEND THE MEETING, BUT IF YOU CANNOT BE THERE, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.


                               DAVID W. UHLEY
                               Secretary

Torrance, California
October 30, 1995
                              Farmer Bros.  Co.
                        20333 SOUTH NORMANDIE AVENUE
                         TORRANCE, CALIFORNIA 90502




                               PROXY STATEMENT

      This proxy statement is furnished in connection with the solicitation by the Board of Directors of proxies from holders of common stock of Farmer Bros. Co. (hereinafter called the "Company") for the Annual Meeting of Shareholders of the Company to be held at 20333 South Normandie Avenue, Torrance, California, on Monday, November 27, 1995, at 10:00 o'clock a.m., and for any adjournment thereof.

      The cost of soliciting proxies by the Board of Directors will be borne by the Company. Such solicitation will be made primarily by mail. In addition, certain directors, officers or regular employees of the Company may solicit proxies by telephone or other device or in person.

      The mailing of proxy materials will commence on or about October 30, 1995. The Company will request known nominees to forward proxy materials to the beneficial owners of the Company's shares.

      On the October 20, 1995, record date, the Company had outstanding 1,926,414 shares of common stock. The Company has no other class of securities outstanding. Only holders of shares of common stock of record at the close of business on that date will be entitled to notice of and to vote at the meeting or any adjournment thereof, and each such holder present or represented at the meeting will be entitled to one vote for each share of common stock held. In electing directors this year, a shareholder may not cumulate his or her vote. Shareholders are entitled to only one vote per share with the six nominees receiving the highest number of votes being elected.

      Shares of common stock represented by proxies received will be  voted:
(1) unless authority is withheld, for the election of the nominees listed on page 6 as directors; and (2) unless otherwise specified, for approval of the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the ensuing year. In the event that one or more of said nominees should become unavailable to serve as a director for any reason, the proxy holders will vote the shares for such other person, if any, as shall be designated by the Board of Directors.

     Any proxy delivered in the form enclosed may be revoked by the person executing it at any time prior to the voting thereof.

                          OWNERSHIP OF COMMON STOCK

Principal Shareholders

      The following are all persons known to management who own beneficially more than 5% of the Company's common stock (as of October 20, 1995):

                                        Amount and Nature             Percent
          Name and Address of           of Beneficial                 of
          Beneficial Owner              Ownership (1)                 Class

          Roy F. Farmer                 834,854 shares (2)            43.34%
          c/o Farmer Bros. Co.
          20333 South Normandie Ave.
          Torrance, California 90502

          Catherine E. Crowe            203,430 shares (3)(4)         10.56%
          c/o Farmer Bros. Co.
          20333 South Normandie Ave.
          Torrance, California 90502

      According to a Schedule 13G filing with the Securities and Exchange Commission dated October 16, 1995, filed by a group comprised of Quest Advisory Corp., Quest Advisory Co. and Charles M. Royce, all of 1414 Avenue of the Americas, New York, N.Y. 10019, Quest Advisory Corp. at that date owned beneficially 162,225 shares (8.4%). Quest Advisory Corp. is reported to have sole voting and investment power over these shares.
__________________________

(1)  Sole voting and investment power.

(2) Includes 172,733 shares owned outright by Mr. Farmer and his wife as trustees of a revocable living trust, 577,258 shares held by various trusts of which Mr. Farmer is sole trustee and 84,863 shares previously held in the estate Mrs. Elizabeth H. Farmer, of which Mr. Farmer was the sole executor, that were distributed during fiscal year 1995, to various trusts, to which such shares Mr. Farmer disclaims beneficial ownership. Excludes 1,794 shares owned by his wife in which Mr. Farmer disclaims any beneficial interest, and excludes shares held by a family trust of which Mr. Farmer formerly was trustee and which shares formerly were reported by Mr. Farmer.

(3)  Excludes  9,900  shares held by trusts for Mrs.  Crowe's  benefit.   Mr.
     Farmer is sole trustee of said trusts and said shares are included in his reported holdings.

(4) During the Company's fiscal year 1995, a loan in the amount of $739,500 was made to Steven Crowe, son of Catherine Crowe, a director of the Company. The loan was made for the purpose of enabling him to purchase a residence. The loan is collateralized by a deed of trust against the residence and a pledge of 2,400 shares of Farmer Bros. Co. stock held in trust for Steven Crowe. The Company will receive interest at a competitive rate of 8.75% per annum. As of October 20, 1995, a total of $739,096 remains outstanding.

Management Shareholdings

     The following sets forth the beneficial ownership of the common stock of the Company by each director and nominee, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group:

                              Number of Shares                      Percent
                              and Nature of                         of
     Name                     Beneficial Ownership (1)              Class

     Roy F. Farmer            (See "Principal Shareholders," supra)
     Guenter W. Berger                  212 (2)                       *
     Lewis A. Coffman                    15 (3)                       *
     Catherine E. Crowe       (See "Principal Shareholders," supra)
     Roy E. Farmer                   34,919 (4)                      1.8%
     John M. Anglin                      None                         -
     Kenneth R. Carson                     89                         *
     John E. Simmons                      118                         *
     All directors and executive
     officers as a group (9 persons)   1,073,625                    55.73%
___________________________

(1) Sole voting and investment power unless indicated otherwise in following footnotes.

(2) Held in trust with voting and investment power shared by Mr. Berger and his wife.

(3)  Voting and investment power shared by Mr. Coffman and his wife.

(4) Includes 2,400 shares owned outright by Mr. Farmer and 32,519 shares held by various trusts of which Mr. Farmer is sole trustee.

*less than 1%.

PROPOSAL ONE:


                            ELECTION OF DIRECTORS

      Six directors are to be elected at the meeting, each to serve for the ensuing year and until his or her successor is elected and qualify. All of the nominees are presently directors of the corporation. All of the present directors were elected to their current term by the shareholders. All of the nominees have consented to be named and have indicated their intent to serve if elected. None of the nominees is a director of any other publicly-held company. The names of the nominees for election as directors are set forth below, and the following information is furnished with respect to them:

                              Served as a Director          Principal
     Name               Age    Continuously Since           Occupation

Roy F. Farmer (1)        79             1951           Chairman and Chief
                                                       Executive Officer,
                                                       Farmer Bros. Co.

Roy E. Farmer (1)        43             1993           President and Chief
                                                       Operating Officer,
                                                       Farmer Bros. Co.

Guenter W. Berger        58             1980           Vice President -
                                                       Production Farmer
                                                       Bros. Co.

Lewis A. Coffman         76             1983           Retired (formerly Vice
                                                       President - Sales,
                                                       Farmer Bros. Co.)

Catherine E. Crowe(1)    77             1981           Private Investor

John M. Anglin(2)        48             1985           Partner in Law Firm of
                                                       Walker, Wright, Tyler
                                                       & Ward, Los Angeles
____________________________

(1)  Roy  F.  Farmer  is  the father of Roy E. Farmer.   Roy  F.  Farmer  and
     Catherine E. Crowe are siblings.

(2)  Walker, Wright, Tyler & Ward provides legal services to the corporation.

PROPOSAL TWO:

                       APPROVAL OF PUBLIC ACCOUNTANTS

   Subject to the approval of the shareholders, the firm of Coopers & Lybrand L.L.P. has been appointed by the Board as the Company's independent public accountants for the year ending June 30, 1996, subject to the Board's right to change firms should it deem such a change to be in the best interests of the Company. Coopers & Lybrand L.L.P. has audited the accounts of the
Company since 1933. It has no direct financial interest or any material indirect financial interest in the Company or its subsidiary. During the past three years, it has had no connection with the Company or its subsidiary in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

    A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting to answer appropriate questions and to make a statement if he or she desires to do so.


Recommendation

   The Board of Directors recommends a vote "FOR" approval of the appointment of Coopers & Lybrand L.L.P.

                                OTHER MATTERS

Voting Requirements

   Under the California General Corporation Law and the Company's Bylaws, the nominees receiving the highest number of votes will be elected as directors of the Company; and the approval of the public accountants requires the affirmative vote of a majority of those shares represented at the meeting in person or by proxy. A quorum consisting of a majority of the outstanding shares of common stock must be present at the meeting in person or by proxy to transact business. Votes will be counted by those persons appointed to act as inspectors of the election. Abstentions and broker non-votes will not be counted as voted either "for" or "against" any matter but will be counted in determining whether a quorum exists.

Directors Meetings and Related Matters

      The Board of Directors met four times during fiscal 1995. No director receives fees or expense reimbursements for his or her attendance at the meetings, except Mr. Anglin who was paid an hourly fee of $250 for each meeting attended. The corporation has an Incentive Compensation Plan Committee which is currently composed of Mrs. Crowe and Messrs. Berger and Coffman. Its function is to administer the Company's Incentive Compensation Plan. This committee did not meet in fiscal 1995.

      Messrs. Anglin and Coffman and Mrs. Crowe constitute the Audit Committee. This committee met once in fiscal 1995.

Summary Compensation Table

      The  following  table sets forth all remuneration  paid  to  the  Chief
Executive Officer and the four other most highly compensated officers whose total compensation during the last fiscal year exceeded $100,000, for services in all capacities to the Company and its subsidiary.

     Name and Principal                 Annual Compensation(1)  All Other
         Position         Fiscal Year    Salary     Other     Compensation (2)

     ROY F. FARMER            1995      $ ------  $123,825(3)    $2,960
     President and C.E.O.     1994      $ ------  $124,895       $2,748
     1993; Chairman           1993      $ ------  $115,788       $5,325
     and C.E.O. 1994-1995

     ROY E. FARMER            1995      $206,003  $ -------      $  148
     Vice President 1993;     1994      $200,000  $ -------      $  138
     President and C.O.O.     1993      $128,000  $ -------      $   80
     1994-1995

     GUENTER W. BERGER        1995      $175,103  $ -------      $  302
     Vice President,          1994      $170,000  $ -------      $  264
     Production               1993      $142,000  N/A            $  236

     KENNETH R. CARSON        1995      $154,500  $ -------      $  221
     Vice President, Sales    1994      $150,000  $ -------      $  209
                              1993      $125,000  N/A            $  194

     JOHN E. SIMMONS          1995      $139,055  $ ------       $  108
     Treasurer                1994      $135,000  $ ------       $   98
                              1993      $105,600  N/A            $   90
______________________

(1) The Company has an Incentive Compensation Plan under which current or deferred bonuses may be granted to key management employees. The size of the award is keyed to profit levels and the amount of previous awards. No awards have been made since 1987. The Company has no other long term incentive compensation plan, no stock option plan and no stock appreciation rights plan or similar plan.

(2) For all officers listed, the amount shown represents the dollar value of the benefit to the executive officer during fiscal 1995 under the Company's executive life insurance plan.

(3) Cash payment made to Mr. Farmer pursuant to his employment contract with the Company. The $123,825 includes reimbursements to Mr. Farmer for premiums paid for term life insurance coverage under the split-dollar policies maintained by the Company under its employment contract with Mr. Farmer. See "Employment Agreement," infra.

Employment Agreement

      Effective as of February 1, 1988, the Company and Roy F. Farmer, Chairman and Chief Executive Officer of the Company, entered into a ten-year employment contract. The benefits provided by the Company under the contract are in lieu of both salary payments to Mr. Farmer and further awards to him
under  the  Incentive  Compensation Plan.   Pursuant  to  the  terms  of  the
contract, as amended, the Company pays premiums on two split-dollar insurance policies, one insuring the life of Mr. Farmer and the other insuring the joint lives of Mr. Farmer and his wife. A trust created for the benefit of Mr. Farmer's family is both the owner and the beneficiary of these policies, subject to an assignment to the Company of a collateral interest in the policies designed to refund to the Company the aggregate premiums paid by it ($618,096 paid in fiscal 1995). Because of the collateral assignment, no part of the cash value of these policies has yet accrued to Mr. Farmer or his trust. Under the terms of the employment contract, the Company also makes an annual cash payment to Mr. Farmer (see footnote (3) to Summary Compensation Table) sufficient to reimburse him for his contribution to the insurance plan and to enable him to pay his personal income taxes arising from the employment contract benefits.

Retirement Plan

      The following table shows estimated annual benefits payable under the Retirement Plan upon retirement at age 62 to persons at various average compensation levels and years of credited service based on a straight life annuity. The Retirement Plan is a contributory defined benefit plan covering all non-union Company employees. The following figures assume that employee contributions (2% of annual gross earnings) are made throughout the employees' first five years of service and are not withdrawn. After five years of participation in the plan, employees make no further contributions. Benefits under a predecessor plan are included in the following figures. Maximum annual combined benefits under both plans generally cannot exceed the lesser of $120,000 or the average of the employee's highest three years of compensation.

Annualized  Pension Compensation         Credited Years of Service
for Highest 60 Consecutive Months
in Last Ten Years of Employment    15      20      25         30     35

      $100,000                 $22,500  $30,000  $37,500  $ 45,000 $ 52,500
       125,000                 $28,125  $37,500  $46,875  $ 56,250 $ 65,625
       150,000                 $33,750  $45,000  $56,250  $ 67,500 $ 78,750
       175,000                 $39,375  $52,500  $65,625  $ 78,750 $ 91,875
       200,000                 $45,000  $60,000  $75,000  $ 90,000 $105,000
       225,000                 $50,625  $67,500  $84,375  $101,250 $118,125
       250,000                 $56,250  $75,000  $93,750  $112,500 $120,000

Note: Table does not reflect Internal Revenue Code Section 401(a)(17) restrictions that might limit benefits in the future.

      The earnings of executive officers by which benefits in part are measured consist of the amounts reportable under "Annual Compensation" in the Summary Compensation Table less certain allowance items (none in 1995).

      Credited  years of service through December 31, 1994 were  as  follows:
Guenter W. Berger - 30 years; Roy E. Farmer - 18 years; Kenneth R. Carson - 29 years: John E. Simmons - 13 years. After 37 years of credited service, Roy F. Farmer began receiving maximum benefits during fiscal 1988.

      The above straight life annuity amounts are not subject to deductions for Social Security or other offsets. Other payment options, one of which is integrated with Social Security benefits, are available.

Compensation Committee Interlocks and Insider Participation

      The Company has no compensation committee. The Board of Directors determines executive compensation. Roy F. Farmer and Guenter W. Berger, executive officers and directors of the Company, and Lewis A. Coffman, a director and retired executive officer of the Company, participate in the Board's deliberations concerning executive compensation.

Report of Board of Directors on Executive Compensation

     Compensation for all executive officers of the Company other than Roy F. Farmer, Chairman and Chief Executive Officer of the Company, is determined annually by the Board of Directors. Since 1988 Mr. Farmer's compensation has been determined by the terms of his employment contract with the Company (see "Employment Agreement," supra). Accordingly, there was no direct relationship between Mr. Farmer's compensation and the Company's performance in fiscal 1995. However, the Board believes that Mr. Farmer's substantial shareholdings in the Company (see "Ownership of Common Stock," supra) provide substantial incentive to Mr. Farmer with respect to his efforts as Chairman and Chief Executive Officer.

      In 1988 when the Company and Mr. Farmer entered into the employment contract, the Board took into consideration, among other things, Mr. Farmer's previous compensation history, the quality and extent of his prior services, the success the Company had achieved under his leadership, the desirability of retaining Mr. Farmer's services for an additional ten years, and the amount of compensation being paid to chief executive officers of other publicly-held companies of similar size. The Board also conferred with independent consultants concerning the reasonableness and anticipated future cost to the Company of Mr. Farmer's compensation package under the employment contract.

       With respect to the other executive officers of the Company, compensation has been primarily in the form of annual salaries. The Company has an Incentive Compensation Plan under which discretionary bonuses measured in part by Company profitability can be made (see footnote (1) to Summary Compensation Table), but awards are rarely made under this Plan (none in fiscal 1995). The Board sets annual salaries by reference primarily to each executive officer's job performance during the preceding year, the Company's profitability and cost of living changes. The Board receives and considers recommendations from the Company's operating officers. Under procedures adopted in 1993, no director who is also an executive officer makes recommendations or participates in the Board's deliberations with respect to that officer's compensation.

      The Board monitors the executive compensation paid by the Company's publicly-held competitors. However, the Company to date has not found it necessary to match the pay levels of these competitors, many of whom are substantially larger than the Company.

     (The foregoing report will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing by the Company under the Securities Act of 1933 or under the Securities Act of 1934 unless the Company specifically incorporates this report by reference. This report shall not otherwise be deemed soliciting material or be deemed filed under such Acts).

                                           Roy F. Farmer
                                           Roy E. Farmer
                                           Guenter W. Berger
                                           Lewis A. Coffman
                                           Catherine E. Crowe
                                           John M. Anglin

Performance Graph


                Comparison of Five-Year Cumulative Total Return*
   FARMER BROS CO, Russell 2000 Index And Value Line Food Proc's:Sm.Cap Index
                     (Performance Results Through 6/30/95)


                             1990    1991    1992    1993    1994    1995

FARMER BROS CO             $100.00 $111.36 $142.44 $188.09  $155.34 $163.96

Russell 2000 Index         $100.00 $101.23 $115.95 $146.05  $152.48 $188.69

Food Proc's:. Sm Cap       $100.00 $111.06 $103.99 $110.70  $112.81 $135.37


   Assumes $100 invested at the close of trading 6/90 in FARMER
   BROS CO common stock, Russell 2000 Index, and Food Proc's: Sm.Cap.

   *Cumulative total return assumes reinvestment of dividends.



       SOURCE:  VALUE-LINE, INC.

                 CLOSING DATE FOR PROPOSALS BY SHAREHOLDERS

   Shareholders who wish to present proposals at the 1996 Annual Meeting must submit those proposals in writing to the Secretary of the Company no later than June 30, 1996.

Compliance with Section 16(a) of the Exchange Act

    Based on a review of filing received by it and a representation from Company officers and directors, the Company believes that all filing requirements applicable to Company officers and directors were met for fiscal 1995.

Other Business

    Management does not know of any other matters to be brought before the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters.


                                   By Order of the Board of Directors
                                   David W. Uhley
                                   Secretary



October 30, 1995